EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Omnibus Equity Incentive Plan of Cryoport, Inc. of our report dated February 28, 2023, for the consolidated financial statements as of and for the two years in the period ended December 31, 2022 of Cryoport, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
June 14, 2024